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                                                                  EXHIBIT 5.1

(212) 891-9221

                                       September 1, 1994


PacifiCare Health Systems, Inc.
5995 Plaza Drive
Cypress, California 90630

Dear Sirs:

     PacifiCare Health Systems, Inc., a Delaware corporation (the "Company"), has transmitted for filing with the Securities and Exchange Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, registration number 33-55297 (the "Registration Statement"), relating to the offer and sale of up to 750,000 shares (the "Shares") of the Company's Class B common stock, par value $.01 per share (the "Class B Common Stock"), which will be sold by the Company to certain health care provider groups. This opinion is an exhibit to the Registration Statement.

     We have acted as special securities counsel to the Company in connection with certain matters, and in such capacity we are familiar with the various corporate and other proceedings relating to the proposed offer and sale of the Shares as contemplated by the Registration Statement. We have examined copies (in each case signed, certified or otherwise proved to our satisfaction to be genuine) of the Company's Certificate of Incorporation, its By-Laws as presently in effect, minutes and other instruments evidencing actions taken by its directors and stockholders, the Registration Statement and exhibits thereto and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same laws, rules and regulations in effect as of the date thereof.

     We note that we are members of the Bar of the State of New York and that we are not admitted to the Bar of the State of Delaware. To the extent that the opinion expressed herein involves the law of the State of Delaware, our opinion is based solely upon our reading of the General Corporation
Law of the State of Delaware as reported by Prentice Hall Legal and Financial Services.

     Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares have been duly authorized, and (subject to the effectiveness of the Registration Statement and compliance with applicable


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PacifiCare Health Systems, Inc.
September   , 1994
Page 2


state securities laws) when issued and delivered against payment therefor in accordance with the terms set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state and to the reference to this firm under the heading "Legal Matters" in the Registration Statement.

     This opinion is furnished to you as of the date hereof and we undertake no obligation to advise you of any change in any matters herein, whether legal or factual, after the date hereof. This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except as expressly provided in the preceding paragraph.

                                       Very truly yours,


                                       SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN

RAG:SMZ:ESW